Exhibit 4.3

EXECUTION VERSION

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER, OR OTHERWISE VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES THAT MAY BE PURCHASED HEREUNDER ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2012, AMONG THE COMPANY AND THE HOLDER AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

VERENIUM CORPORATION

AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

Date of Issuance of Original Warrant (as defined herein): December 7, 2012

Date of Amendment and Restatement of Original Warrant: January 14, 2013 (the “Amendment and Restatement Date”)

Certificate No. CW 2012 – 1

THIS IS TO CERTIFY that ATHYRIUM OPPORTUNITIES FUND (A) LP, a Delaware limited partnership, and its permitted transferees, successors and permitted assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from VERENIUM CORPORATION, a Delaware corporation (the “Company”), at the price of $2.49 per share (the “Exercise Price”), at any time after December 7, 2012 (the “Commencement Date”) and expiring on December 7, 2019 (the “Expiration Date”), 1,836,463 shares of the fully paid and non-assessable common stock, par value $0.001 per share (“Common Stock”), of the Company (as such number may be adjusted as provided herein). The 1,836,463 shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number”. This common stock purchase warrant (this “Warrant”) is issued under and pursuant to that certain Credit Agreement by and among the Company, the Holder and the other parties thereto from time to time, dated as of December 7, 2012 (as amended, modified or supplemented from time to time, the “Credit Agreement”).

The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 of this Warrant, including, but not limited to, a Stock Dividend, Stock Subdivision or Stock Combination. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof unless otherwise defined herein.

SECTION 1. The Warrant; Transfer and Exchange.

(a) The Warrant. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Credit Agreement, and, as more fully set forth in Sections 1(b) and 7 hereof, may, subject to the terms of the Registration Rights Agreement and this Warrant, be transferred by the Holder to any other Person or Persons who meet the requirements set forth herein and therein at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Credit Agreement.

(b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2. Exercise.

(a) Right to Exercise. At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise. The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise”, in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

(d) Issuance of Shares of Common Stock. (i) Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Within 10 Business Days after the rights represented by this Warrant shall have been exercised, the Company shall cause its transfer agent to issue the Warrant Shares so purchased to Holder in book-entry format. Any reference in this Warrant to the issuance of a certificate or the certificates representing the Warrant Shares shall also be deemed a reference to the book-entry issuance of such Warrant Shares.

(ii) In addition to any other rights available to the Holder, if the Company fails to, or fails to cause its transfer agent to, as applicable, transmit or deliver to the Holder a certificate or the certificates representing the applicable number of Warrant Shares within 10 Business Days after the rights represented by this Warrant shall have been exercised (including by causing its transfer agent to issue such Warrant Shares in book-entry format), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm is required to purchase, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to transmit or deliver to the Holder in connection with the exercise at issue but failed to so transmit or deliver on a timely basis times (2) the price per share at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which the Company failed to so transmit or deliver such Warrant Shares on a timely basis (in which case the applicable exercise shall be deemed rescinded with respect to such Warrant Shares) or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and transmission or delivery obligations with respect to such Warrant Shares hereunder (in which case this Warrant shall be deemed to have been exercised for such Warrant Shares). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000 in cash. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(e) Fractional Shares. The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share.

(f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

SECTION 3. Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities issued or delivered upon exercise of this Warrant in a name other than that of the Holder.

SECTION 4. Replacement Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

SECTION 5. Adjustments to Aggregate Number and Exercise Price.

Under certain conditions, the Aggregate Number and Exercise Price are subject to adjustment as set forth in this Section 5.

(a) Adjustments. The Aggregate Number and Exercise Price, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number and Exercise Price hereunder.

(i) Stock Dividends; Subdivisions and Combinations. In case at any time or from time to time the Company shall:

(A) issue to the holders of its shares of Common Stock a dividend payable in, or other distribution of, shares of Common Stock (a “Stock Dividend”);

(B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”); or

(C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”);

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination, and the Exercise Price shall be proportionately adjusted. In the event the Company shall declare or pay, without consideration, any dividend on the shares of Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock.

(ii) Other Distributions. In case at any time or from time to time the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution not covered by Section 5(a)(i) above (collectively, a “Distribution”) of:

(A) cash;

(B) any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

(C) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then the Holder shall be entitled to elect, by written notice to the Company, to receive (1) in the event such notice is delivered to the Company prior to such Distribution immediately upon the occurrence of such Distribution and without further payment the cash, evidences of indebtedness, Capital Stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if the Holder had exercised this Warrant immediately prior to such Distribution; provided, however, the requirement in this clause (1) that notice be delivered by the Holder prior to any Distribution shall only be applicable if the Holder shall have received notice of such Distribution from the Company in accordance with Section 5(d), otherwise, notice following such Distribution shall be effective, or (2) in the event that the Holder does not provide prior written notice to the Company prior to such Distribution in accordance with clause (1) above, to elect to receive the consideration set forth in clause (1) above, then upon the exercise of this Warrant at any time on or after the taking of such record in accordance with the terms hereof, provided such Distribution does in fact occur, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, Capital Stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution (and subsequent dividends and distributions on any of the securities received in connection with such Distribution) through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to such Distribution and (y) had retained the Distribution in respect of the securities distributed in connection with such Distribution (and any and all dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and subsequent distributions and originating directly or indirectly from such securities).

A reclassification of the shares of Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its shares of Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(a)(i) hereof.

(iii) Issuance of Shares of Common Stock. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 5(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Trigger Price Per Share (other than Exempt Issuances, which shall not result in adjustments pursuant to this Section 5(a)(iii)) (the foregoing a “Dilutive Issuance”) then, effective on the date specified below, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance; provided, however, that, notwithstanding the foregoing, under no circumstances shall the operation of this Section 5(a)(iii) result in the Exercise Price being reduced to a price below the Applicable Consolidated Closing Bid Per Share Price (giving effect to any prior Stock Subdivisions or Stock Combinations). Upon each such adjustment of the Exercise Price hereunder, the Aggregate Number shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The “Common Stock Deemed Outstanding” means at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or Convertible Securities then-outstanding regardless of whether such securities are actually exercisable at such time; provided, however, that the definition of “Common Stock Deemed Outstanding” shall exclude any Common Stock issuable upon exercise of (i) the 8% Warrants and (ii) the Celunol Warrants.

The provisions of this Section 5(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 5(a)(i) or Section 5(a)(ii) hereof. No adjustment shall be made under this Section 5(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) any Exempt Issuances, (2) the exercise of other subscription, purchase, conversion or exchange rights in any options, warrants, rights or Convertible Securities, provided that for purposes of clause (2) an adjustment shall previously have been made upon the issuance of such options, warrants, rights or Convertible Securities pursuant to Section 5(a)(iv) hereof.

(iv) Convertible Securities. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall issue or sell Convertible Securities (or any warrants, options or other rights to subscribe for Convertible Securities or Common Stock (other than Exempt Issuances, which shall not result in adjustments pursuant to this Section 5(a)(iv)), whether or not the rights to subscribe, exchange or convert thereunder are immediately exercisable), and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities (or such warrants, options or other rights to subscribe for Convertible Securities or Common Stock) shall be less than the Trigger Price Per Share, then the Exercise Price and Aggregate Number shall be adjusted as provided in Section 5(a)(iii) hereof (including being subject to the limitation that under no circumstances shall the operation of Section 5(a)(iii) result in the Exercise Price being reduced to a price below the Applicable Consolidated Closing Bid Per Share Price (giving effect to any prior Stock Subdivisions or Stock Combinations)) on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities or pursuant to all such warrants, options or other rights (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) shall be deemed to have been issued as of the date (1) on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive such Convertible Securities (or such warrants or options or other rights to subscribe for Convertible Securities) or (2) of actual issuance of such Convertible Securities (or such warrants or options or other rights to subscribe for Convertible Securities or Common Stock), as applicable, and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities (or such warrants or options or other rights to subscribe for Convertible Securities or Common Stock).

(v) Subsequent Adjustments. If at any time after an adjustment has been made pursuant to Section 5(a)(iv) hereof on the basis of the issuance of Convertible Securities (or any warrants or options or other rights to subscribe for Convertible Securities or Common Stock), or after any new adjustments shall have been made pursuant to this Section 5(a)(v);

(A) such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and all or any portion of such warrants, options or rights, or the right of conversion or exchange in respect of all or any portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration; and/or

(B) in the case of adjustments made pursuant to Section 5(a)(iv), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights or per the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event;

such previous adjustment shall be rescinded and annulled and the adjustments to the Exercise Price and the Aggregate Number which were deemed to have occurred by virtue of Section 5(a)(iv) or Section 5(a)(v) shall no longer be deemed to have occurred by virtue of Section 5(a)(iv) or Section 5(a)(v). Simultaneously therewith, a recomputation shall be made of the effect of such Convertible Securities or warrants, options or rights to subscribe for Common Stock or Convertible Securities on the determination of the Exercise Price and the Aggregate Number, which shall be made on the basis of:

(1) treating the number of additional shares of Common Stock, if any, actually issued pursuant to the previous exercise of such warrants, options or rights to subscribe for Common Stock or Convertible Securities or such right of conversion or exchange in respect of such Convertible Securities as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 5(a)(iv), for the consideration actually received therefor; and

(2) in the case of a recomputation of a calculation originally made pursuant to Section 5(a)(iv), treating any such warrants, options or rights to subscribe for Common Stock or Convertible Securities or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights to subscribe for Common Stock or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of this Section 5(a)(v) on the basis aforesaid, a new adjustment of the Exercise Price and the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

(vi) Exempt Issuances. The provisions of Sections 5(a)(iii) and 5(a)(iv) shall not apply to any issuance of additional shares of Common Stock, Convertible Securities or warrants, options or rights to subscribe for Common Stock or Convertible Securities (A) for which an adjustment is otherwise provided under Section 5(a)(i) or Section 5(a)(ii) hereof, (B) pursuant to the exercise of this Warrant (or any Warrant issued as a replacement for this Warrant or upon the transfer or partial exercise hereof) in whole or in part, (C) pursuant to the exercise of any warrants, options or rights to subscribe for Common Stock or Convertible Securities outstanding on the date hereof, (D) pursuant to the exercise of any subscription or purchase rights, or the exercise of any conversion or exchange rights in any warrants, options or rights to subscribe for Common Stock or Convertible Securities, or in any Convertible Securities, so long as an adjustment shall previously have been made upon the issuance of such rights or upon the issuance of such warrants, options or Convertible Securities pursuant to Section 5(a)(iv) hereof, (E) pursuant to the issuance of Common Stock (or options or other stock awards related thereto) upon the exercise of options or other stock awards granted or to be granted under a Permitted Stock Option Plan,

(F) the issuance of shares of Common Stock, warrants or Convertible Securities pursuant to a bona fide underwritten public offering registered under the Securities Act, (G) the issuance of shares of Common Stock, Convertible Securities or warrants, options or rights to subscribe for Common Stock or Convertible Securities as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors of the Company, (H) the issuance of shares of Common Stock, Convertible Securities or warrants, options or rights to subscribe for Common Stock or Convertible Securities issued pursuant to any arm’s length equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution if such issuance is on terms fair and reasonable to the Company and approved by the board of directors of the Company, or (I) the issuance of shares of Common Stock, Convertible Securities or warrants, options or rights to subscribe for Common Stock or Convertible Securities issued in connection with arm’s length strategic transactions involving the Company on terms fair and reasonable to the Company and approved by the board of directors of the Company, including without limitation joint ventures, collaboration, manufacturing, marketing, promotion, distribution, technology transfer or development arrangements (the issuances in subsections (A)-(I) collectively, the “Exempt Issuances”).

(vii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Exercise Price and the Aggregate Number provided above in this Section 5(a):

(A) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 5(a).

(B) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price or (3) are sold to underwriters or dealers for public offering, the net consideration (after giving effect to underwriting discounts or sales commissions) received by the Company shall be deemed to be the consideration received by the Company therefor, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration plus, if applicable, the amount of such cash at the time of such issuance, determined in the manner set forth in Section 5(d)(ii).

The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities or any options, rights or warrants for Convertible Securities or Common Stock, shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities or Common Stock, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

In case of the issuance at any time of any additional shares of Common Stock or

Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(C) The adjustments required by the preceding paragraphs of this Section 5(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 5(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least $0.01 to or from the Exercise Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(D) In computing adjustments under this Section 5(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(E) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (whether as a dividend or a distribution or otherwise) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such Common Stock or Convertible Securities or warrants, options or other rights to subscribe for or purchase additional shares of Common Stock or any Convertible Securities, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b) Changes in Common Stock. Subject to Section 10 hereof, in case at any time the Company shall initiate any transaction or be a party to any transaction with a Person other than an Affiliate (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing, but in each case excluding any Acquisition (each such transaction (excluding any Acquisition) being herein called a “Transaction”), then as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled receive to a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property (subject to adjustments from and after the consummation date of the Transaction as nearly equivalent as possible to the adjustments provided for in this Section 5); provided that, if the Company is unable to secure such new warrant, then the Holder will exercise this Warrant in connection with the consummation of the Transaction for, in lieu of the Warrant Shares issuable upon such exercise, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto. The Company will not affect any Transaction unless prior to consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein assumes, by written instrument delivered to the Holder, the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, satisfactory to the Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other opinions customary for such transactions as the Holder may reasonably request. The foregoing provisions of this Section 5(b) shall similarly apply to successive Transactions. For the avoidance of doubt, the parties hereto acknowledge and agree that the restrictions set forth in this Section 5(b) shall not apply to any Acquisition.

(c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in Section 5(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features (but specifically excluding any Exempt Issuance)), then, unless in the opinion of the Company’s board of directors such action will not have an adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the board of directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number and Exercise Price shall be adjusted in such manner and at such time as the board of directors of the Company may in good faith determine to be equitable in the circumstances.

(d) Notices.

(i) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or Capital Stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company or (G) to effect any other action which would require an adjustment under this Section 5, then in each such case the Company shall give written notice to the Holder (including in reasonable detail a description of such action and the reason therefore) at least 15 days prior to the date on which the Company closes its books or takes a record, as applicable, with respect to (i) any dividend, distribution or rights upon the shares of Common Stock or (ii) determining rights to vote with respect to any reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(ii) Adjustment Notice. Whenever the Exercise Price and the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the board of directors of the Company in good faith determined the consideration received in connection with the applicable event that gave rise to the adjustment to the Exercise Price and the Aggregate Number (if any) and any applicable determination by the board of directors of the Company of fair market value, as well as the calculation of the new Exercise Price and Aggregate Number and, if

applicable, any new securities or property to which the Holder is entitled. Any determination of fair market value required hereunder shall first be determined in good faith by the board of directors of the Company and be based on such factors that the board of directors of the Company considers relevant in its reasonable judgment, including, if applicable, upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller. In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within 10 Business Days of the date of the Holder’s objection, the fair market value shall be determined by a disinterested appraiser (which may be a national or regional investment bank or a national accounting firm) mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holder unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company or results in a fair market value less than 90% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Holder.

(e) Maximum Reduction of Exercise Price. For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding any other provision of this Section 5, the adjustment provisions set forth in Sections 5(a)(iii), (iv) and (v) shall never operate to cause the Exercise Price to be reduced below the Applicable Consolidated Closing Bid Per Share Price.

SECTION 6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 5 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder under this Warrant. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. The Holder acknowledges and agrees that nothing in this Section 6 shall prohibit the Company from engaging in any Acquisition or taking any actions related thereto.

SECTION 7. Transfers of the Warrant Securities.

(a) Generally. Subject to the restrictions set forth in this Section 7 and in the Registration Rights Agreement, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part to any Person. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and except as provided in the Registration Rights Agreement, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Credit Agreement and to the provisions and conditions contained in the Registration Rights Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company as follows:

(i)	this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment purposes and not with a view to or for sale in connection with any distribution thereof;

(ii)	the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; and

(iii)	the Holder is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; Holder understands that investment in the Warrant (and any Warrant Shares it acquires) involves substantial risks; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

(b) Compliance with Securities Laws. The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.

(c) Restrictive Securities Legend. (i) Certificates representing the Warrant Shares shall bear (and the Holder shall be bound by the provisions set forth in) the restrictive legends set forth below:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS BECOME EFFECTIVE UNDER SAID ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER THE SECURITIES LAWS OF ANY STATE, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF ANY STATE.

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF STOCK THAT MAY BE PURCHASED HEREUNDER ARE SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE HOLDER, WHICH AGREEMENT CONTAINS, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER, SALE, PLEDGE,

HYPOTHECATION, ASSIGNMENT, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS COMMON STOCK PURCHASE WARRANT, AT THE PRINCIPAL OFFICE OF THE COMPANY.

(ii) Certificates evidencing the Warrant Shares shall not contain any legend: (1) if the Warrant Shares are sold pursuant to an effective registration statement covering the resale of the Warrant Shares under the Securities Act, or (2) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If the Company shall have received an opinion of counsel satisfactory to the Company to the effect that a legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) in order to ensure compliance with the Securities Act pursuant to clause (2) above, then any certificates representing the Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 7(c)(ii) following receipt by the Company of the opinion of counsel referred to in the prior sentence, it will, no later than three (3) Business Days following the delivery by the Holder to the Company’s transfer agent of a certificate representing the Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder (including by book-entry format) a certificate representing such Warrant Shares that is free from all restrictive and other legends. Unless required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarges the restrictions on transfer set forth in this Section 7.

SECTION 8. Covenants.

The Company hereby covenants to the Holder that so long as Holder holds this Warrant or any Warrant Shares:

(a) Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Warrant.

(b) Validly Issued Shares. The Company covenants that all shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims to which the Holder is subject prior to or upon the issuance of the applicable Warrant Shares, restrictions under applicable federal and/or state securities laws and other transfer restrictions described herein).

(c) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(d) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 5 hereof, require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart Scott Rodino Antitrust Improvements Act).

(e) No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder. Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

(f) Registration Under Securities Act of 1933, as amended. The Company agrees that the Warrant Shares shall have certain “piggyback” and “demand” registration rights pursuant to and as set forth the Registration Rights Agreement, subject to the Holder becoming a party to the Registration Rights Agreement by execution thereof.

(g) Listing of the Warrant Shares. To the extent applicable, the Company shall: (i) take all steps necessary to cause the Warrant Shares to be approved for listing on the Principal Market as soon as possible after such time as the Warrant Shares are no longer required to contain the legend provided in Section 7, (ii) provide to the Holder evidence of such listing, and (iii) at all times thereafter maintain the listing of the Warrant Shares on such Principal Market or another Principal Market.

(h) Furnishing of Information; Compliance with Rule 144. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Holder owns any Warrant Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Securities under Rule 144. So long as the Warrant Securities are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell such Warrant Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(i) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of the Warrant to the Holder.

(j) Costs and Expenses. The Company agrees to pay upon demand (including, without limitation, reasonable attorneys’ fees and expenses) (a) all reasonable out-of-pocket costs and expenses of the Holder in connection with the preparation, negotiation, execution and delivery of any amendment, modification or waiver of this Warrant or consent with respect hereto, and (b) all reasonable out of pocket costs and expenses of the Holder in connection with the delivery of any and all opinions required solely by the Company pursuant to Section 7 hereof (which such opinion may be prepared and delivered, at the Company’s option, by counsel to the Company).

SECTION 9. Maximum Percentage Ownership; Beneficial Ownership Limitation.

(a) The parties agree that as of the Commencement Date the number of outstanding shares of Common Stock is 12,782,894 and 19.99% of the outstanding shares of Common Stock as of the Commencement Date is 2,556,577 shares (the “19.99% Cap”). The parties understand that the issuance of the Warrant Shares could result in (i) the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates) owning shares of Common Stock as of the Commencement Date in excess of the 19.99% Cap (as such ownership is calculated pursuant to the rules of the NASDAQ Global Market) and (ii) the Company issuing Warrant Shares in excess of the 19.99% Cap (together with all other previous exercises of this Warrant and any other Warrant issued pursuant to the Credit Agreement (including subdivisions thereof)), which such events require stockholder approval prior to the issuance of any such shares in excess of the 19.99% Cap pursuant to Rule 5635 of the NASDAQ Global Market (“Rule 5635”). Accordingly, in the event (i) the Holder attempts to exercise the Warrant prior the Company’s receipt of such stockholder approval, and (ii) such exercise would require either (A) the Company to issue Warrant Shares in excess of the 19.99% Cap (together with all other previous exercises of this Warrant and any other Warrant issued pursuant to the Credit Agreement (including subdivisions thereof)), or (B) the Company to issue Warrant Shares to the Holder that would result in the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates) owning shares of Common Stock in excess of the 19.99% Cap (as such ownership is calculated pursuant to the rules of the NASDAQ Global Market) (any such shares, the “Excess Shares”), then the Company shall not be obligated to issue to the Holder any Excess Shares until the required approval is obtained from the stockholders of the Company; provided, however, that in the event Rule 5635 or any other rule of the NASDAQ Global Market does not require stockholder approval in the foregoing events or the listing rules of the NASDAQ Global Market otherwise do not apply, then the Company shall issue all requested shares in accordance with the terms and conditions of this Warrant. The Company shall use its commercially reasonable efforts to obtain approval by the Company’s stockholders of the issuance of all Warrant Shares, including a waiver of Rule 5635 and any other rule of the Principal Market that would prohibit such issuance, at the first meeting of the Company’s stockholders following the Commencement Date in order that the 19.99% Cap shall not apply to any exercise of this Warrant and the issuance of Warrant Shares as a result thereof, and such commercially reasonable efforts shall include (i) a recommendation by the Company’s board of directors that the Company’s stockholders approve such proposal and (ii) the Company’s hiring of a third-party proxy solicitation firm, on commercially reasonable and market terms, to assist the Company’s efforts to obtain approval by the Company’s stockholders of such proposal, the related costs and expenses of which shall be borne entirely by the Company. If the Company’s stockholders fail to approve such proposal at their first meeting following the Commencement Date, the Company shall continue to use its commercially reasonable efforts to obtain such approval at each subsequent meeting of the Company’s stockholders thereafter until July 1, 2014.

(b) (i) The Company shall not affect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the

Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 9(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

(ii) To the extent that the limitation contained in this Section 9(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

(iii) In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) For purposes of this Section 9(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.

(v) Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(vi) The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 9(b), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 9(b) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

(v) The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

SECTION 10. Treatment of Warrant Upon Acquisition of Company.

(a) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is not an asset sale and in which the consideration is cash, Marketable Securities, or a combination thereof, either (i) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than 20 days prior to the date on which the Company closes its books or takes a record with respect to determining rights to vote with respect to such Acquisition, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arm’s length” sale of all or substantially all of the Company’s assets on a consolidated basis to a third party that is not an Affiliate of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue following closing of such True Asset Sale if the Company continues as a going concern following the closing of such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than 20 days prior to the date on which the Company closes its books or takes a record with respect to determining rights to vote with respect to such Acquisition, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

SECTION 11. Events of Non-Compliance and Remedies.

(a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within 10 days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) the chief executive officer, treasurer or president of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 12. Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

“19.99% Cap” has the meaning set forth in Section 9(a).

“8% Warrants” means those certain Warrants to Purchase Common Stock issued by the Company pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February 22, 2008, by and among the Company and the investors referred to therein, as in effect on the date hereof.

“Acquisition” means (A) the sale, lease, exchange, transfer, license, disposition or acquisition from the Company and its Subsidiaries of any business or businesses or assets that constitute or account for 50% or more of the assets of the Company and its Subsidiaries, taken as a whole (either as measured by the fair market value thereof or by revenues on a consolidated basis attributable thereto), (B) any merger, consolidation, amalgamation, share exchange, business combination, recapitalization or other similar transaction in which the Company is a constituent corporation and which would result in a third party acquiring record or beneficial ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of the Company or any resulting parent company of the Company or its parent company (if the Company is a surviving corporation) or resulting company or its parent company (if the Company is not a surviving corporation), or (C) any issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (y) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of the Company, or (z) in which the Company issues securities representing more than 50% of the outstanding securities of any class of voting securities of the Company to any Person or “group” (as defined in the Exchange Act) of Persons.

“Affiliate” has the meaning set forth in the Credit Agreement.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Number” has the meaning set forth in the Preamble.

“Applicable Consolidated Closing Bid Per Share Price” shall mean $2.12, subject to proportional adjustments upon the occurrence of a Stock Subdivision or Stock Combination.

“Beneficial Ownership Limitation” has the meaning set forth in Section 9(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

“Buy-In” has the meaning set forth in Section 2(d)(ii).

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Celunol Warrants” means collectively (i) that certain Warrant to Purchase Common Stock of BC International Corporation, dated December 20, 2004, issued to Rho Ventures IV, L.P., (ii) that certain Warrant to Purchase Common Stock of BC International Corporation, dated December 20, 2004, issued to Rho Ventures IV GmbH & Co. Beteiligungs KG, (iii) that certain Warrant to Purchase Common Stock of BC International Corporation, dated December 20, 2004, issued to Rho Ventures (QP) IV, LP, (iv) that certain Warrant to Purchase Common Stock of BC International Corporation, dated December 20, 2004, issued to Rho Management Trust I, (v) that certain Warrant to Purchase Series C Preferred Stock or New Financing Securities of Celunol Corp., dated December 6, 2006, issued to Rho Ventures IV, L.P., (vi) that certain Warrant to Purchase Series C Preferred Stock or New Financing Securities of Celunol Corp., dated December 6, 2006, issued to Rho Ventures IV GmbH & Co. Beteiligungs KG, (vii) that certain Warrant to Purchase Series C Preferred Stock or New Financing Securities of Celunol Corp., dated December 6, 2006, issued to Rho Ventures IV (QP), L.P., and (viii) that certain Warrant to Purchase Series C Preferred Stock or New Financing Securities of Celunol Corp., dated December 6, 2006, issued to Rho Management Trust I, each as in effect on the date hereof.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect on December 7, 2012.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes (a) the Common Stock of the Company, par value $0.001 per share, as described in the Certificate of Incorporation, (b) any other class of Capital Stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (c) any other Capital Stock into which such Common Stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Credit Agreement” has the meaning set forth in the Preamble.

“Dilutive Issuance” has the meaning set forth in Section 5(a)(iii).

“Distribution” has the meaning set forth in Section 5(a)(ii).

“Event of Non-Compliance” has the meaning set forth in Section 11(a).

“Excess Shares” has the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuances” has the meaning set forth in Section 5(a)(vi).

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means the closing price of a share of Common Stock reported on the Principal Market for the Trading Day immediately before Holder delivers its Notice of Exercise to the Company.

“Governmental Authority” has the meaning set forth in the Credit Agreement.

“Holder” has the meaning set forth in the Preamble.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; and (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Permitted Stock Option Plan” means (i) the Company’s 1997 Equity Incentive Plan, as amended from time to time, (ii) the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan, as amended from time to time, (iii) the Company’s 2007 Equity Incentive Plan, as amended from time to time, (iv) the Company’s 1999 Employee Stock Purchase Plan, as amended from time to time, and (v) any other stock purchase or stock option plans or other arrangements that are approved by the board of directors of the Company which provide for the issuance of securities of the Company to officers, directors, employees or consultants of the Company as compensation or other consideration for services provided.

“Person” has the meaning set forth in the Credit Agreement.

“Principal Market” initially means the NASDAQ Global Market and any successor exchange thereto and shall also include the NASDAQ Global Select Market, the NASDAQ Capital Market, New York Stock Exchange, Inc., the American Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Registration Rights Agreement” means the Registration Rights Agreement dated December 7, 2012 by and between the Company and the Holder, as amended or supplemented from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 5635” has the meaning set forth in Section 9(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Stock Combination” has the meaning set forth in Section 5(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 5(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Subsidiary” and “Subsidiaries” have the meaning set forth in the Credit Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction” has the meaning set forth in Section 5(b).

“Trigger Price Per Share” means the value equal to the Applicable Consolidated Closing Bid Per Share Price, subject to proportional adjustments upon the occurrence of a Stock Subdivision or Stock Combination.

“True Asset Sale” has the meaning set forth in Section 10(b).

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 13. Survival of Provisions. Upon the full exercise by the Holder of its rights to purchase Common Stock under this Warrant, all of the provisions of this Warrant shall terminate (other than the provisions of Sections 7(b), 7(c) and 8 and Sections 11 through 23 of this Warrant which shall expressly survive such exercise until the Expiration Date).

SECTION 14. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 15. Rights of Transferees. Subject to Section 7 and the Registration Rights Agreement, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and the Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16. Captions. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 17. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)	if to the Company:

Verenium Corporation

3550 John Hopkins Court

San Diego, CA 92121

Attention: Jeffrey G. Black, CFO

(b)	if to the Holder:

Kelly Maughan

Neuberger Berman

605 Third Avenue – 22 Floor

New York, NY 10158

Facsimile: 646-758-2812

with copy to:

Sam Porat

Neuberger Berman

605 Third Avenue – 22 Floor

New York, NY 10158

Facsimile: 646-537-4379

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC 28202

Attention: Tripp Monroe

Facsimile: 704-378-1942

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

SECTION 18. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 19. Amendments. Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action. This Warrant is issued in renewal, rearrangement, amendment and restatement, and not in novation, payment, discharge or satisfaction of, that particular Common Stock Purchase Warrant dated December 7, 2012 (as amended prior to the Amendment and Restatement Date, the “Original Warrant”) executed by the Company in favor of the Holder. This Warrant is in no way intended to constitute a novation of the Original Warrant.

SECTION 20. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 21. GOVERNING LAW. THIS WARRANT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 22. Entire Agreement. This Warrant, the Registration Rights Agreement and the Credit Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 23. Rules of Construction. Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 24. Representations and Warranties. The representations and warranties made by the Company in Article VI of the Credit Agreement, as supplemented by the schedules delivered by the Company to the other parties thereto, are true and correct in all respects as of the Commencement Date, as if originally made on the Commencement Date, except for any representations and warranties that by their terms expressly speak as of an earlier date, which such representations and warranties were true and correct in all material respects as of such date.

SECTION 25. Investment Document; Indemnity. For the avoidance of doubt, the Company and the Holder hereby acknowledge and agree that this Warrant shall be a “Warrant” and an “Investment Document”, as such terms are defined in, and used throughout, the Credit Agreement. The Company and the Holder hereby acknowledge and agree that Holder shall be entitled to all of the applicable rights and protections afforded to a holder of Warrants under the Credit Agreement, including, without limitation, the indemnification provisions contained in Article XI thereof. In addition, the Company will indemnify and hold harmless the Holder against any and all losses, claims, actions, damages, liabilities and expenses (including the reasonable fees, charges and disbursements of any counsel for the Holder) to which the Holder may become subject, insofar as such losses, claims, damages, actions, liabilities and expenses (including the reasonable fees, charges and disbursements of any counsel for the Holder) arise out of or are based upon the Company having not obtained all necessary corporate or other organizational action to authorize the execution, delivery and performance by the Company of this Warrant; provided, however, that the indemnity agreement contained in this Section 25 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. The Company and the Holder hereby acknowledge and agree that in no way shall this Section 25 in any way limit the recovery of the Holder under Article XI of the Credit Agreement.

[Remainder of Page Intentionally Omitted.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer as of the date first written above.

VERENIUM CORPORATION, a Delaware corporation

By:	/s/ Jeffrey G. Black
Name:	Jeffrey G. Black
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

To:	Verenium Corporation

1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to              shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

             Exercise for Cash

             Cashless Exercise

3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5. The undersigned represents that, as of the date hereof, the undersigned (together with the undersigned’s affiliates, and any other persons acting as a group together with the undersigned or any of the undersigned’s affiliates) owns              shares of Common Stock (as such ownership is calculated pursuant to the rules of the NASDAQ Global Market).

6. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)